Exhibit 99.2

NEW SENIOR INVESTMENT GROUP INC.
55 W. 46TH STREET
SUITE 2204
NEW YORK, NY 10036

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the special meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNR2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the special meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D58782-S29391

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW SENIOR INVESTMENT GROUP INC.

The Board of Directors unanimously recommends that you vote FOR each of proposals 1, 2 and 3:

		For	Against	Abstain
1.	Adopt the Agreement and Plan of Merger, dated as of June 28, 2021 (as amended or otherwise modified from time to time, the "Merger Agreement"), by and among New Senior Investment Group Inc., a Delaware corporation ("New Senior"), Ventas, Inc., a Delaware corporation ("Ventas"), and Cadence Merger Sub LLC, a Delaware limited liability company and a subsidiary of Ventas, Inc. ("Merger Sub"), and thereby approve the merger of Merger Sub with and into New Senior, with New Senior continuing as the surviving corporation and a subsidiary of Ventas.	☐	☐	☐
2.	Approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of New Senior in connection with transactions contemplated by the Merger Agreement.	☐	☐	☐
3.	Approve the adjournment of the special meeting of the New Senior stockholders (the "Special Meeting") from time to time, if necessary or appropriate, (i) to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of such adjournment to approve such proposal or (ii) if required to enable New Senior or Ventas to comply with the requirement in the Merger Agreement to provide notice to the other party 10 business days prior to the Special Meeting if it has determined that it is necessary to pay a REIT Dividend (as defined in the Merger Agreement) but is unable to provide such notice on or before the date that is 10 business days prior to the then-scheduled Special Meeting.	☐	☐	☐

NOTE: If this proxy is properly executed, then the shares will be voted (i) either in the manner you indicate above or, if no direction is indicated, as recommended by the Board of Directors and (ii) in the discretion of the proxy holder on any other business that properly comes before the Special Meeting or any adjournment or postponement thereof.

(NOTE: Please sign exactly as your name or names appear(s) on this Proxy Card. When signing as attorney, executor, officer, administrator, trustee, custodian or guardian, please indicate full title. If there is more than one named stockholder, all should sign unless evidence or authority to sign on behalf of others is attached.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders: The proxy materials for New Senior Investment Group Inc.’s Special Meeting of Stockholders are available on the Internet. To view these proxy materials, please visit www.proxyvote.com.D58783-S29391PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEW SENIOR INVESTMENT GROUP INC. FOR THE SPECIAL MEETING TO BE HELD ON SEPTEMBER 14, 2021 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOFThe stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Susan Givens and Lori B. Marino, or either of them, each with full power of substitution as proxies, to vote all shares of New Senior Investment Group Inc. common stock that the stockholder(s) would be entitled to vote on all matters that may properly come before the Special Meeting to be held on September 14, 2021, at 9:00 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/SNR2021SM, and at any adjournments or postponements thereof. The proxies are authorized to vote in accordance with the specifications indicated by the stockholder(s) on the reverse side of this form. If this form is signed and returned by the stockholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors.In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be properly presented for a vote at the Special Meeting and at adjournments or postponements thereof.(Continued and to be dated and signed on the reverse side.)